                                   AGREEMENT

                  THIS AGREEMENT, made and entered into as of the 22 day of September, 1997 by and between THERMADYNE HOLDINGS CORPORATION, a Delaware corporation with its principal office located in St. Louis, Missouri (together with its successors and assigns permitted under this Agreement, the "Company"), and James R. Delaney, who resides at 2233 Ridgley Woods, Chesterfield, Missouri 63005 (the "Executive").

                                  WITNESSETH:

                  WHEREAS, the Board of Directors of the Company has determined that it would be in the best interests of the Company to provide for certain benefits to the Executive in the event of certain terminations of employment, upon the terms and conditions provided in this Agreement (the "Agreement");

                  WHEREAS, the Company may request that the Executive be employed by the Company or one or more of its Subsidiaries; and

                  WHEREAS, the Company is entering into this Agreement by and on behalf of itself and its Subsidiaries.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

         1.       Definitions:

                  (a) "Annual Compensation" shall mean (I) plus (II), where (I) is the greater of Base Salary in effect on September 22, 1997 or Base Salary in effect on the date of a Change in Control and (II) is the greater of the Executive's target bonus for the fiscal year in which the Change in Control occurs or the average of the annual bonus (in either case, where applicable, a Bonus) payable with respect to the two fiscal years immediately preceding a Change in Control.

                  (b) "Base Salary" shall mean the Executive's annualized base rate of pay with the Company.

                  (c) "Beneficiary" shall mean the person or persons named by the Executive pursuant to Section 12 hereof or, in the event no such person is named or survives the Executive, his estate.

                  (d) "Board" shall mean the Board of Directors of the Company.

                  (e) "Cause" shall mean:

                           (I) dishonesty by Executive which results in
                  substantial personal enrichment at the expense of the Company; or

                           (II) demonstratively willful repeated violations of
                  Executive's obligations under this Agreement which are intended to result in material injury to the Company.

                  (f) "Change in Control" shall mean any of (I) any "person", within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any employee or Subsidiary of the Company or any employee benefit plan (or related trust) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities; (II) the Company is merged or consolidated with another person and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting person or parent thereof shall then be owned in the aggregate by the stockholders of the Company immediately prior to such merger or consolidation; (III) at any time after September 22, 1997, individuals who constituted the Board of Directors on such date (including, for this purpose, any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths of the directors in office on such date) cease for any reason to constitute at least a majority of the Board of Directors; (IV) the consummation of a sale of substantially all of the assets of the Company; or (V) the Company's adoption of a plan of liquidation. A Change in Control shall also include any series of transactions occurring during the term of this Agreement which result in any of the changes described above.

                  (g) "Confidential Information" shall mean information about the Company or any of its Subsidiaries or their respective businesses, products and practices, disclosed to or known or obtained by Executive as a direct or indirect consequence of or through the Executive's employment with the Company, which information is not generally known in the business in which the Company or such Subsidiaries are or may be engaged. However, Confidential Information shall not include under any circumstances any information with respect to the foregoing matters which is (I) available to the public from a source other than the Executive,

         (II) released in writing by the Company to the public or to persons who are not under a similar obligation of confidentiality to the Company and who are not parties to this Agreement, (III) obtained by the Company from a third party not under a similar obligation of confidentiality to the Company, (IV) required to be disclosed by any court process or any government or agency or department of any government, or (V) the subject of a written waiver executed by the Company for the benefit of the Executive.

                  (h) "Constructive Termination Without Cause" shall mean a termination of the Executive's employment at his initiative as provided in Section 2 following the occurrence, without the Executive's prior written consent, of one or more of the following events:

                           (I) any failure by the Company to comply with any of
                  the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (II) any reduction in any form of compensation,
                  fringe benefit, deferred compensation plan or perquisite applicable to the Executive immediately prior to a Change in Control, including any reduction in salary or any reduction in bonus to less than the average of such bonus for the two fiscal years immediately preceding a Change in Control;

                           (III) the loss of any of the Executive's titles or
                  positions in effect at the time of a Change in Control;

                           (IV) any change in the position to which the
                  Executive reports or the positions that report to the Executive at the time of a Change in Control (reporting relationships);

                           (V) the assignment to the Executive of any duties
                  inconsistent in any respect with the Executive's position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as in effect on the date of a Change in Control, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (VI) the relocation of the Executive's office
                  location as assigned to him by the Company, to a location more than 25 miles from his office location at the time of a Change in Control;

                           (VII) any purported termination by the Company of
                  the Executive's employment otherwise than as expressly permitted by this Agreement for Cause;

                           (VIII) any failure by the Company to comply with and
                  satisfy Section 7 of this Agreement, provided that the successor contemplated by Section 7 has received, at least 10 days prior to the giving of notice of constructive termination by the Executive, written notice from the Company or the Executive of the requirements of Section 7 of the Agreement.

         For purposes of this Section 1(h), any good faith determination of "Constructive Termination Without Cause" made by the Executive shall be conclusive.

                  (i) "Effective Date" shall mean September 22, 1997.

                  (j) "Initial Term" shall mean the two-year period commencing on the Effective Date.

                  (k) "Subsidiary" shall mean any corporation in which the Company either (I) controls more than 50% of the voting power of all securities of such corporation or (II) owns more than 50% of the total value of all equity securities of such corporation.

                  (1) "Termination Benefits" shall mean;

                           (I) an amount equal to the product of (A) Annual
                  Compensation times (B) 1.7565;

                           (II) immediate vesting and exercisability of all of
                  the Executive's options to purchase securities of the Company outstanding at the time of the Executive's termination without Cause or Constructive Termination Without Cause, notwithstanding any contrary provisions of such options or any plans pursuant to which they are granted; and

                           (III) at Executive's election, and subject to
                  Executive's payment on a monthly basis of the applicable premiums set forth on Schedule A, continued medical, dental and life insurance coverage in each case for two years following the date of the Executive's termination without Cause or Constructive Termination Without Cause as though the Executive's employment were continued in effect during such time and without regard to any benefit reductions implemented after the date of such termination; provided that Executive may elect to receive one or more of such coverages and not the others.

         If the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), would otherwise be imposed with respect to any payments in the nature of compensation made pursuant to this Agreement or otherwise, and if a reduction of such payments would yield a greater after-tax benefit to the Executive, then such payments shall be reduced in the manner and order specified by the Executive in order that the Executive receive a greater after-tax benefit by reason of elimination of an amount of such payment sufficient to avoid the excise tax. A final determination as to the amount of the Termination Benefit payment set forth in subsection (I) above, the value of the other Termination Benefits and the excise tax under Section 4999 of the Code, as well as any reduction thereof shall be contingent upon the express approval of the Executive, which approval shall not be unreasonably withheld. Executive's approval shall not be treated as unreasonably withheld if counsel of Executive's selection advises that the proposed reduction of such payments would not clearly result in an increase in the after-tax benefit to Executive.

                  (m) "Term" shall mean the term of this Agreement as described in Section 19.

         2. Events Triggering Termination Benefits: In the event, within three years following a Change in Control occurring during the Initial Term, the Executive's employment is terminated by the Company without Cause or there is a Constructive Termination Without Cause, then the Executive shall be entitled to receive the Termination Benefits. The Termination Benefit described in Section 1(l)(I) shall be paid immediately upon such termination in a cash lump sum.
The failure of the Executive to effect a Constructive Termination Without Cause as to any one event described in Section 1(h) shall not affect his entitlement to effect a Constructive Termination Without Cause as to any other such event.

         3. No Mitigation: No Offset: In the event of a termination of employment under Section 2 of this Agreement, the Executive shall be under no obligation to seek other employment, and there shall be no offset against the Termination Benefits due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

         4. Consulting After Termination of Employment: In the event of a termination of Executive's employment under circumstances entitling Executive to receive the Termination Benefits as described in Section 2, Executive agrees to provide consulting services to the Company in accordance with the provisions of this Section 4. The term of such consulting services shall be eighteen months. For the eighteen months of consulting, the Company shall pay Executive $6,754.72 per month, in advance. In consideration of such payments, the Executive shall be obligated to provide up to, but not more than, seventy-five days for the eighteen month term. Payments described in this Section 4 shall be made to the Executive whether or not the Company calls upon Executive to render any consulting services. The consulting services required of Executive pursuant to this Agreement shall be with respect to those matters and in the areas of expertise that were within the scope of Executive's employment pursuant to this Agreement and Executive shall not be required to perform services not fairly comprehended as within the scope of services as herein defined. Any request by Company to Executive to render consulting services shall be upon a reasonable advance notice and the Company shall exercise such call in good faith in order to minimize interference with Executive's other duties, responsibilities or endeavors. In preparation for and while performing consulting services at the request of the Company, Executive shall be reimbursed for all reasonable expenses incurred, promptly upon presentation of documentation thereof to the Company; provided, however, that Company shall advance to Executive at his request, subject to the Executive's obligation to subsequently submit the appropriate documentation, advances to cover anticipated travel expenses, including transportation and hotel, for travel requested by the Company. While serving as a consultant, Executive shall be provided indemnification and insurance with respect to his efforts substantially in accordance with that provided under Section 5 hereof, determined as if Executive, in performing the consulting services, had been an employee of the Company.

         5.       Indemnification/Insurance:

                  (a) The Company agrees to indemnify the Executive to the fullest extent permitted by applicable law consistent with the Company's Certificate of Incorporation in effect as of the Effective Date with respect to any acts or non-acts he may have committed during the period during which he was an officer, director and/or employee of the Company or any Subsidiary thereof, or of any other entity of which he served as an officer, director or employee at the request of the Company.

                  (b) The Company agrees to obtain a directors' and officers' liability insurance policy covering the Executive and to continue and maintain such policy. The amount of coverage provided for Executive shall be reasonable in relation to the Executive's position and responsibilities during his employment during the Term.

                  (c) The obligations of the Company as set forth in parts (a) and (b) of this Section shall survive the Executive's termination of employment and any termination of this Agreement (whether such termination is by the Company, by the Executive, upon the expiration of this Agreement or otherwise) with respect to any acts or omissions that occurred prior to the Executive's termination of employment or termination of this Agreement.

         6. Effects of Agreement on Other Benefits and Rights of Executive:
Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to any termination pursuant to Section 2 shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         7. Assignability: Binding Nature: This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No obligations of the Company under this Agreement may be assigned or transferred by the Company except that such obligations shall be assigned or transferred (as described below) pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the surviving entity or successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         8. Representation: The Company presents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between the Company and any other person or entity.

         9. Entire Agreement: Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes any prior agreement.

         10. Amendment or Waiver: No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized representative of the Company, as the case may be.

         11. Severability: In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         12. Beneficiaries/References: The Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         13. Governing Law/Jurisdiction: This Agreement shall be governed by and construed and interpreted in accordance with the laws of Missouri without reference to principles of conflict of laws.

         14.      Disputes

                  (a) All costs, fees and expenses including attorney fees, of any arbitration or litigation in connection with this Agreement which results in any decision or settlement requiring the Company to make a payment to the Executive, including, without limitation, attorneys' fees of both the Executive and the Company, shall be borne by, and be the obligation of, the Company. In no event shall the Executive be required to reimburse the Company for any of the costs or expenses, including attorney's fees, incurred by the Company relating to arbitration or litigation. The obligation of the Company under this
         Section 14 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Executive, upon the expiration of this Agreement or otherwise).

                  (b) In the event that any person asserts that any of the payments or benefits provided to or in respect of Executive pursuant to this Agreement or otherwise, by or on behalf of the Company, are subject to excise taxes under Section 4999 of the Code, the Company shall assume the cost of dispute with such person incurred by or on behalf of the Executive until such time as Executive agrees, which agreement shall not be unreasonably withheld, that pursuit of that dispute is not prudent.

                  (c) Pending the outcome or resolution of any litigation or arbitration, the Company shall continue payment of all amounts due the Executive without regard to any dispute.

         15. Notices: Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

                  If to the Company or the Board:

                         Thermadyne Holdings Corporation
                         101 South Hanley Road
                         St. Louis, Missouri 63105
                         ATTENTION:  Chief Financial Officer

                  If to the Executive:

                         James R. Delaney
                         2233 Ridgley Woods
                         Chesterfield, Missouri 63005

         16.      Confidential Information:

                  (a) Non-Disclosure: During the Term or at any time thereafter, irrespective of the time, manner or cause of the expiration of the Term, Executive will not directly or indirectly reveal, divulge, disclose or communicate to any person or entity, other than authorized officers, directors and employees of the Company, in any manner whatsoever, any Confidential Information without the prior written consent of the Board.

                  (b) Return of Property: Upon the Executive's termination of employment, Executive will surrender to the Company all Confidential Information, including without limitation, all lists, charts, schedules, reports, financial statements, books and records of the Company or any Subsidiary, and all copies thereof, and all other property belonging to the Company or any Subsidiary, provided Executive shall be accorded reasonable access to such Confidential Information subsequent to the Executive's termination of employment for any proper purpose as determined in the reasonable judgment of the Company.

         17. Headings: The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         18. Counterparts: This Agreement may be executed in two or more counterparts.

         19. Term of Agreement: This Agreement shall remain in effect for the Initial Term and thereafter to the extent necessary to maintain this Agreement in effect for a period of 36 months following any Change in Control during the Initial Term. In addition, the respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                   THERMADYNE HOLDINGS CORPORATION


                                   By /s/ JAMES H. TATE
                                     --------------------------------------
                                      James H. Tate
                                      Senior Vice President &
                                        Chief Financial Officer


                                   EXECUTIVE


                                   /s/ JAMES R. DELANEY
                                   ----------------------------------------
                                   James R. Delaney

                           MONTHLY INSURANCE PREMIUM
                         SCHEDULE A - JAMES R. DELANEY



                                             1ST TWELVE           2ND TWELVE
                                               MONTHS               MONTHS
                                               ------               ------
Medical                                        $536.40              $557.86

Dental                                           46.58                48.44

Executive Supplement                            458.08               476.40

Life Insurance                                   51.45                53.51